                                                                    EXHIBIT 3.15

                            MEMORANDUM OF ASSICIATION

               OF WITHEY'S WATER SOFTENING & PURIFICATION LIMITED


1.    The name of the Company is Withey's Water Softening & Purification
      Limited.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

      (a) To sell or dispose of its undertaking, or a substantial part thereof;

      (b)   To distribute any of its property in specie among its members; and

      (c)   To amalgamate with any company or other body of persons.

3.    The liability of the members is limited.

4.    The authorized capital of the Company is:

      One Thousand (1,000) Class "A" Non-Participating Common voting shares with a par value of One ($1.00) Dollar each;

      One Hundred Thousand (100,000) Class :B: Common Non-Voting shares with a part value of One ($1.00) Dollar each;

      One Hundred Thousand (100,000) Class "D: Common Non-Voting shares with a par value of One ($0.01) Cent each;

      One Hundred Thousand (100,000) Class "E" Preference shares with a par value of One ($0.01) Cent each;

      One Hundred Thousand (100,000) Class "F" Preference shares with a par value of One ($0.01) Cent each;
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      One Hundred Thousand (100,00) Class "G" Preference shares with a par value of One Hundred ($100) Dollars each;

      One Hundred thousand (100,000) Class "H" Preference shares with a par value of One ($0.01) Cent each;

      One Hundred Thousand (100,000) Class "I" Preference shares with a par value of One ($0.01) Cent each; and

      One Hundred Thousand (100,000) Class "J" preference shares with a par value of one ($0.01) Cent each.

      The Class A-J shares having attached thereto the special rights and restrictions set out ion the attached Appendix.

With power to divide the shares in the capital for the time being into several classes and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject, however, to the provisions of the Companies Act of Nova Scotia.
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                                  APPENDIX "A"

                                SHARE CONDITIONS

1.    The name of the Company is "WITHEY'S WATER SOFTENING & PURIFICATION
      LIMITED".

2.    The authorized capital of the Company consists of:

      2.1 One Thousand (1,000) Class "A" Non-Participating Common voting shares with a par value of One ($1.00) Dollar each;

      2.2 One Hundred Thousand (100,000) Class "B" Common Non-Voting shares without par value;

      2.3 Ten Thousand (10,000) Class "C" Common Non-Voting shares with a par value of One ($1.00) Dollar each;

      2.4 One Hundred Thousand (100,000) Class "D" Common Non-Voting shares with a par value of One ($0.01) Cent each;

      2.5 One Hundred Thousand (100,000) Class "E" Preference shares with a par value of One ($0.01) Cent each;

      2.6 One Hundred Thousand (100,000) Class "F" Preference shares with a par value of One ($0.01) Cent each;

      2.7 One Hundred Thousand (100,000) Class "G" Preference shares with a par value of One Hundred ($100) Dollars each;

      2.8 One Hundred Thousand (100,000) Class "H" Preference shares with a par value of One ($0.01) Cent each;

      2.9 One Hundred Thousand (100,000) Class "I" Preference shares with a par value of One ($0.01) Cent each; and

      2.10 One Hundred Thousand (100,000) Class "J" Preference shares with a par value of one ($0.01) Cent each.

3. The Class A-J shares having the conditions attached hereto as Appendix B.

                                  APPENDIX "B"

                                     PART 26

                      26 - SPECIAL RIGHTS AND RESTRICTIONS

26.1 The Class "A" Non-Participating Common Voting shares shall have attached thereto the following special rights and restrictions:

      26.1.1 The holders of the Class "A" Non-Participating Common Voting shares must be sent notice of and may attend meetings of the shareholders of the Company, are entitled to vote at any such meetings, and are entitled to one vote for each Class "A" Non-Participating Common Voting share held.

      26.1.2 In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Class "A" Non-Participating Common Shares shall be entitled to receive, out of the assets of the Company (whether from capital or surplus or both), the sum of ONE ($1.00) DOLLAR per share (or the amount paid up thereon), but the holders of Class "A" Non-Participating common shares shall not be entitled to share any further in the distribution of the property or assets of the Company.

      26.1.3 The directors shall not declare dividends on these Class "A" Non-Participating Common Voting shares and the holders are not entitled to any.

26.2 The Class "B" Common Not-Voting shares shall have attached thereto the following rights and restrictions:

      26.2.1 The holders of the Class "B" Common Non-Voting shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be permitted by the laws of British Columbia.

      26.2.2 The directors may declare dividends on these Class "B" Common Non-Voting shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "B" Common Non-Voting shares.

26.3 The Class "C" Common Non-Voting shares shall have attached thereto the following special rights and restrictions:

      26.3.1 The holders of Class "C" Common Non-Voting shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.3.2 The directors may declare dividends on these Class "C" Common Non-Voting shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "C" Common Non-Voting shares.

26.4 The Class "D" Common Non-voting shares shall have attached thereto the following special rights and restrictions:

      26.4.1 The holders of Class "D" Common Non-voting shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.4.2 The directors may declare dividends on these Class "D" Common Non-Voting shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "D" Common Non-Voting shares.

26.5 The Class "E" Preference shares shall have attached thereto the following special rights and restrictions:

      26.5.1 The holders of Class "E" Preference shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.5.2 The holders of the Class "E" Preference shares may, in each year, at the discretion of the directors, be paid, out of any profits or surplus available for dividends, on-cumulative dividends at such interest rate as the directors decide at the time of issue of the Class "E" Preference shares.

      26.5.3 The Company may, upon giving notice as provided below, redeem all or any of the Class "E" Preference shares on payment of the redemption/retraction amount set out below for each share to be redeemed (herein called the "Redemption Amount"). Not less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place of redemption; and if an amount sufficient to redeem the shares is deposited with any trust company or chartered bank of Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Class "E" Preference shares to be redeemed and the rights of the holders thereof shall cease after the date so fixed for redemption, who shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited.

      26.5.4 Subject to the provisions of the Company Act, the Company shall, upon receiving notice as hereinafter provided from a holder of Class "E" preference shares, redeem the number of the Class "E" Preference shares registered in the name of the shareholder which are specified in the notice by paying to such shareholder for each Class "E" preference share to be redeemed the Redemption Amount set out below. Not less than twenty-one (21) days notice in writing of such redemption shall be given to the Company by the shareholders seeking such redemption; such notice to be delivered by mail to the registered office of the Company and to specify the number of Class "E" Preference shares to be redeemed and to attach the necessary number of shares certificates for cancellation. The Company shall issue new certificates for any shares which are not redeemed but the certificates for which have been surrendered. The Company may waive any notice so required to be given, and such waiver, whether given before or after or after the redemption, shall cure any default in giving such notice.

      26.5.5 When issuing any Class "E" Preference Share the directors shall determine the amount payable by the Company to the holder for the redemption of such share (the "Redemption Amount"). If any Class "E" Preference Shares are issued as payment, in whole or in part, for assets transferred to the Company, including shares of the Company, the Redemption Amount of such Shares shall be the fair market value of the assets or the balance of the fair market value thereof, as the case may be, and the Redemption Amount of each such share shall be the quotient of such fair market value, or balance thereof, divided by the number of Class "E" Preference Shares issued as consideration for such assets or shares. If the Department of National Revenue, or other authority having jurisdiction, shall determine that the Redemption Amount is not the fair market value of the assets or shares or of the balance of the price for such assets or shares, as the case may be, the Redemption Amount for such shares as recorded in the proceedings of the directors shall be increased or decreased so that it shall be the same as the fair market value of the said assets or shares or of the balance of the price for such assets or shares, as the case may be, subject always to a final determination of the fair market value by a court of competent jurisdiction upon any appeal of such determination. If any or all of those shares had been redeemed already, then the shareholder who redeemed them shall pay to or receive from the Company an amount per share equaling the decrease or increase in the share price as determined above.

      25.5.6 The directors may declare dividends on these Class "E" Preference shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "E" Preference shares.

26.6 The Class "F" Preference shares shall have attached thereto the following special rights and restrictions:

      26.6.1 The holders of Class "F" preference shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.6.2 The holders of the Class "F" Preference shares may, in each year, at the discretion of the directors, be paid, out of any profits or surplus available for dividends, non-cumulative dividends at such interest rate as the directors decide at the time of issue of the Class "F" Preference shares.

      26.6.3 The Company may, upon giving notice as provided below, redeem all or any of the Class "F" preference shares on payment of the redemption/retraction amount set out below for each share to be redeemed (herein called the "Redemption Amount"). Not less than thirty (30) days' notice in writing of such redemption all be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place of redemption; and if an amount sufficient to redeem the shares is deposited with any trust company or chartered bank of Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Class "F" Preference shares to be redeemed and the rights of the holders thereof shall cease after the date so fixed for redemption, who shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited.

      26.6.4 Subject to the provisions of the Company Act, the Company shall, upon receiving notice as hereinafter provided from a holder of Class "F" Preference shares, redeem the number of the Class "F" Preference shares registered in the name of the shareholder which are specified in the notice by paying to such shareholder for each Class "F" Preference share to be redeemed the Redemption Amount set out below. Not less than twenty-one (21) days notice in writing of such redemption shall be given to the Company by the shareholder seeking such redemption; such notice to be delivered by mail to the registered office of the Company and to specify the number of Class "F" Preference shares to be redeemed and to attach the necessary number of Class "F" preference shares to be redeemed and to attach the necessary number of share certificates for cancellation. The Company shall issue new certificates for any shares which are not redeemed but the certificates for which have been surrendered. The Company may waive any notice so required to be given, and such waiver, whether given before or after the redemption, shall cure any default in giving such notice.

      26.6.5 When issuing any Class "F" Preference Share the directors shall determine the amount payable by the Company to the holder for the redemption of such share (the "Redemption Amount"). If any Class "F" Preference Shares are issued as payment, in whole or in part, for assets transferred to the Company, including shares of the Company, the Redemption Amount of such Shares shall be the fair market value of the assets or the balance of the fair market value thereof, as the case may be, and the Redemption Amount of each such share shall be the quotient of such fair market value, or balance thereof, divided by the number of Class "F" Preference Shares issued as consideration for such assets or shares. If the Department of National Revenue, or other authority having jurisdiction, shall determine that the Redemption Amount is not the fair market value of the assets or shares or of the balance of the price for such assets or shares, as the case may be, the Redemption Amount for such shares as recorded in the proceedings of the directors shall be increased or decreased so that it shall be the same as the fair market value of the said assets or shares or of the balance of the price for such assets or shares, as the case may be, subject always to a final determination of the fair market value by a court of competent jurisdiction upon any appeal of such determination. If any or all of those shares had been redeemed already, then the shareholder who redeemed them shall pay to or receive from the Company an amount per share equaling the decrease or increase in the share price as determined above.

      26.6.6 The directors may declare dividends on these Class "F" Preference shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "F" Preference Shares.

26.7 The Class "G" Preference shares shall have attached thereto the following special rights and restrictions:

      26.7.1 The holders of Class "G" Preference shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.7.2 The holders of the Class "G" Preference shares may, in each year, at the discretion of the directors, be paid, out of any profits or surplus available for dividends, non-cumulative dividends at such interest rate as the directors decide at the time of issue of the Class "G" Preference shares.

      26.7.3 The Company may, upon giving notice as provided below, redeem all or any of the Class "G" Preference shares on payment of ONE HUNDRED ($100.00) DOLLARS for each share to be redeemed (hereinafter called the "Redemption Amount"). Not less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place of redemption; and if an amount sufficient to redeem the shares is deposited with any trust company or chartered bank of Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Class "G" Preference shares to be redeemed and the rights of the holders thereof shall cease after the date so fixed for redemption, and the holders thereof shall then have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited.

      26.7.4 Subject to the provisions of the Company Act, the Company shall, upon receiving notice as hereinafter provided from a holder of Class "G" Preference shares, redeem the number of the Class "G" Preference shares registered in the name of the shareholder which are specified in the notice by paying to such shareholder for each Class "G" Preference share to be redeemed the Redemption Amount. Not less than twenty-one (21) days notice in writing of such redemption shall be given to the Company by the shareholder seeking such redemption; such notice to be delivered by mail to the registered office of the Company and to specify the number of Class "G" Preference shares to be redeemed and to attach the necessary number of share certificates for cancellation. The Company shall issue new certificates for any shares which are not redeemed but the certificates for which have been surrendered. The Company may waive any notice so required to be given and such waiver, whether given before or after the redemption shall cure any default in giving such notice.

26.8 The Class "H" Preference shares shall have attached thereto the following special rights and restrictions:

      26.8.1 The holders of Class "H" Preference shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.8.2 The holders of the Class "H" Preference shares may, in each year, at the discretion of the directors, be paid, out of any profits or surplus available for dividends, non-cumulative dividends at such interest rate as the directors decide at the time of issue of the Class "H" Preference shares.

      26.8.3 The Company may, upon giving notice as provided below, redeem all or any of the Class "H" Preference shares on payment of ONE HUNDRED ($100.00) DOLLARS for each share to be redeemed (hereinafter called the "Redemption Amount"). Not less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place of redemption; and if an amount sufficient to redeem the shares is deposited with any trust company or chartered bank of Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Class "H" Preference shares to be redeemed and the rights of the holders thereof shall cease after the date so fixed for redemption, and the holders thereof shall then have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited.

      26.8.4 Subject to the provisions of the Company Act, the Company shall, upon receiving notice as hereinafter provided form a holder of Class "H" Preference shares, redeem the number of the Class "H" Preference shares registered in the name of the shareholder which are specified in the notice by paying to such shareholder for each Class "H" Preference share to be redeemed the Redemption Amount. Not less than twenty-one (21) days notice in writing of such redemption shall be given to the Company by the shareholder seeking such redemption; such notice to be delivered by mail to the registered office of the Company and to specify the number of class "H" Preference shares to be redeemed and to attach the necessary number of share certificates for cancellation. The Company shall issue new certificates for any shares which are not redeemed but the certificates for which have been surrendered. The Company may waive any notice so required to be given and such waiver, whether given before or after the redemption shall cure any default in giving such notice.

      26.8.5 The directors may declare dividends on these Class "H" Preference shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "H" Preference Shares.

26.9 The Class "F" Preference shares shall have attached thereto the following special rights and restrictions:

      26.9.1 The holders of Class "I" Preference shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.9.2 The holders of the Class "I" Preference shares may, in each year, at the discretion of the directors, be paid, out of any profits or surplus available for dividends, non-cumulative dividends at such interest rate as the directors decide at the time of issue of the Class "I" Preference shares.

      26.9.3 The Company may, upon giving notice as provided below, redeem all or any of the Class "I" Preference shares on payment of ONE THOUSAND ($1,000.00) DOLLARS for each share to be redeemed (hereinafter called the "Redemption Amount"). Not less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place of redemption; and if an amount sufficient to redeem the shares is deposited with any trust company or chartered bank of Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Class "I" Preference shares to be redeemed and the rights of the holders thereof shall cease after the date so fixed for redemption, and the holders thereof shall then have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited.

      26.9.5 The directors may declare dividends on these Class "I" Preference shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "I" Preference Shares.

26.10 The Class "J" Preference shares shall have attached thereto the following special rights and restrictions:

      26.10.1 The holders of Class "J" Preference shares are not entitled to notice of or to vote at any meetings for the election of directors or at any meeting of the shareholders except as may be provided by the laws of the Province of British Columbia.

      26.10.2 The holders of the Class "J" Preference shares may, in each year, at the discretion of the directors, be paid, out of any profits or surplus available for dividends, non-cumulative dividends at such interest rate as the directors decide at the time of issue of the Class "J" Preference shares.

      26.10.3 The Company may, upon giving notice as provided below, redeem all or any of the Class "J" Preference share son payment of the redemption/ retraction amount set out below for each share to be redeemed (herein called the "Redemption Amount"). Not less than thirty (30) days' notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed, specifying the date and place of redemption; and if an amount sufficient to redeem the shares is deposited with any trust company or chartered bank of Canada, as specified in the notice, on or before the date fixed for redemption, dividends on the Class "J" Preference shares to be redeemed and the rights of the holders thereof shall cease after the date so fixed for redemption, who shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited.

      26.10.4 Subject to the provisions of the Company Act, the Company shall, upon receiving notice as hereinafter provided form a holder of Class "J" Preference shares, redeem the number of the Class "J" Preference shares registered in the name of the shareholder which are specified in the notice by paying to such shareholder for each Class "J" Preference share to be redeemed the Redemption Amount set out below. Not less than twenty-one (21) days notice in writing of such redemption shall be given to the Company by the shareholder seeking such redemption; such notice to be delivered by mail to the registered office of the Company and to specify the number of Class "J" Preference shares to be redeemed and t attach the necessary number of share certificates for cancellation. The Company shall issue new certificates for any shares which are not redeemed but the certificates for which have been surrendered. The Company may waive any notice so required to be given, and such waiver, whether given before or after the redemption, shall cure any default in giving such notice.

      26.10.5 When issuing any Class "J" Preference Share the directors shall determine the amount payable by the Company to the holder for the redemption of such share (the "Redemption Amount"). If any Class "J" Preference Shares are issued as payment, in whole or in part, for assets transferred to the Company, including shares of the Company, the Redemption Amount of such Shares shall be the fair market value of the assets or the balance of the fair market value thereof, as the case may be, and the Redemption Amount of each such share shall be the quotient of such fair market value, or balance thereof, divided by the number of Class "J" Preference Shares issued as consideration for such assets or shares. If the Department of National Revenue, or other authority having jurisdiction, shall determine that the Redemption Amount is not the fair market value of the assets or shares or of the balance of the price for such assets or shares, as the case may be, the Redemption Amount for such shares as recorded in the proceedings of the directors shall be increased or decreased so that it shall be the same as the fair market value of the said assets or shares or of the balance of the price for such assets or shares, as the case may be, subject always to a final determination of the fair market value by a court of competent jurisdiction upon any appeal of such determination. If any or all of those shares had been redeemed already, then the shareholder who redeemed them shall pay to or receive from the Company an amount per share equaling the decrease or increase in the share price as determined above.

      26.10.6 The directors may declare dividends on these Class "J" Preference shares without declaring dividends on shares of any other class, and may declare dividends on shares of any other class without declaring dividends on these Class "J" Preference shares.

26.11 if any voluntary or involuntary liquidation, dissolution or winding up of the Company happens, the following shall be the priorities of the various classes of shares to receive what they are entitled to out of the assets of the Company.

      26.11.1 First priority: Shares of Preference Classes "E", "F", "G", "H", "I" and "J" shall all rank pari passu amongst each other, but shall rank in priority above all other shares.

      26.11.2 Second priority: The Class "A" Common Non-Participating Voting shares shall rank next in priority behind Preference Classes "E", "F", "G", "H", "I" and "J", but shall rank in priority above all other shares.

      26.11.3 Third priority: Shares of Common Stock Non-Voting Classes "B", "C", and "D" shall all rank pari passu amongst each other, but shall rank in priority behind all other shares.